Exhibit 99.1

Earnings News

Arotech Reports Third Quarter 2018 Results

Ann Arbor, Michigan – November 6, 2018 – Arotech Corporation (NasdaqGM: ARTX) today announced financial results for the three and nine months ended September 30, 2018.

Third Quarter 2018 Financial Summary:

Consolidated	Nine months ended September 30,		Three months ended September 30,
U.S. $ in thousands, except per share data	2018	2017	2018	2017

GAAP Measures
Revenue	$72,968	$69,727	$23,844	$25,930
Gross profit	$21,639	$19,719	$7,328	$7,256
Net income (loss)	$1,420	$(575)	$741	$788
Diluted net income (loss) per share	$0.05	$(0.02)	$0.03	$0.03
Net cash provided by (used in) operating activities	$3,382	$843	$(266)	$994

Non-GAAP Measures (reconciliation to GAAP measures appears in the tables below)
Adjusted EBITDA	$6,042	$4,635	$2,366	$2,331
Adjusted EPS	$0.14	$0.09	$0.06	$0.06

Third Quarter 2018 Segment Results:

Training and Simulation Division	Nine months ended September 30,		Three months ended September 30,
U.S. $ in thousands	2018	2017	2018	2017

Revenue	$43,576	$35,140	$14,666	$14,597
Gross profit	$18,064	$14,967	$5,976	$5,808
Gross profit %	41.5%	42.6%	40.7%	39.8%

Power Systems Division	Nine months ended September 30,		Three months ended September 30,
U.S. $ in thousands	2018	2017	2018	2017

Revenue	$29,391	$34,587	$9,179	$11,333
Gross profit	$3,574	$4,752	$1,351	$1,448
Gross profit %	12.2%	13.7%	14.7%	12.8%

Third Quarter 2018 Business Highlights:

Third quarter results are highlighted by strengthening backlog and earnings as the Company’s Simulation Division delivers improved financial performance.

Training and Simulation Division

●	FAAC received $10.2M in funding to extend capabilities of the U.S. Army’s Virtual Clearance Training Suite.
●	MILO Range Training Systems received $1.6M in awards from U.S. Pacific Air Forces.
●	MILO Range Training Systems received $2.5M in awards from U.S. Air Force Global Strike Command.
●	FAAC was awarded a position on the U.S. Navy’s Naval Air Warfare Center Training System Division Training Systems Contract (TSC IV) as a member of the Triton II joint venture.

Power Systems Division

●

UEC Electronics, along with four other companies, was awarded a combined $950 million indefinite delivery/indefinite quantity (IDIQ) supply contract from the Space and Naval Warfare Center (SPAWAR) Atlantic.

●	UEC sold a modified Hybrid Power Solution (MEHPS) system to the U.S. Army for evaluation.
●	UEC was informed by SAIC that the Marine Corps has terminated the Assault Amphibious Vehicle (AAV) upgrade program for its convenience.

“We are pleased to see our Simulation Division building on the positive results that were achieved in the first half of 2018,” commented Arotech CEO Dean Krutty. “In the third quarter, our MILO Training Systems group expanded its growth in U.S. military sales with penetration into the U.S. Air Force, and our vehicle simulator sales, both commercial and military, are running well. Strong sales and delivery of our simulation-based training products are improving our outlook for this division.”

“Our Power Systems Division was informed that we won an important award with SPAWAR on a new IDIQ referred to as Cyber Mission Kitting. This was offset by news we received in Q3 that the United States Marine Corps is discontinuing its efforts to upgrade the aging AAV fleet that was undergoing survivability and electrical upgrades under a prime contract with SAIC. Our role on the program as a subcontractor to SAIC was likewise terminated for convenience, which has removed some anticipated revenue from our backlog and pipeline.”

“Our battery group in Israel is delivering on what we expect to be a new sales record for water activated battery life jacket lights to the aviation and marine industries. At the same time, the new product investments we began this year are beginning to produce initial sales, and are validating our commitment to diversifying our customer base,” concluded Mr. Krutty.

Third Quarter Financial Summary

Revenues for the third quarter of 2018 were $23.8 million, compared to $25.9 million for the corresponding period in 2017, a decrease of 8.0%. The year-over-year decrease was primarily due to a decline in the Power Systems Division related to the termination for convenience order on the AAV program, as well as the decline in battery orders from the Israeli Ministry of Defense contract that was completed in early 2018.

Gross profit for the third quarter of 2018 was $7.3 million, or 30.7% of revenues, compared to $7.3 million, or 28.0% of revenues, for the corresponding period in 2017. The year-over-year increase in gross profit percentage was primarily due to program losses incurred in 2017 in the Power Systems Division and, to a lesser extent, product mix in the Training and Simulation Division for the current period.

Operating expenses were $6.2 million, or 25.9% of revenues, in the third quarter of 2018, compared to operating expenses of $6.0 million, or 23.1% of revenues, for the corresponding period in 2017.

Operating income for the third quarter was $1.1 million compared to $1.3 million in the corresponding period in 2017.

The Company’s net income for the third quarter of 2018 was $741,000, or $0.03 per basic and diluted share, compared to net income of $788,000, or $0.03 per basic and diluted share, for the corresponding period in 2017.

Adjusted Earnings per Share (Adjusted EPS) for the third quarter of both 2018 and 2017 was $0.06.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for the third quarter of 2018 was $2.4 million, compared to $2.3 million for the corresponding period of 2017.

The Company believes that information concerning Adjusted EBITDA and Adjusted EPS enhances overall understanding of the Company’s current financial performance. The Company computes Adjusted EBITDA and Adjusted EPS, which are non-GAAP financial measures, and are reflected in the tables below.

Year-to-Date Financial Summary

Revenues for the first nine months of 2018 were $73.0 million, compared to $69.7 million for the comparable period in 2017, an increase of 4.6%. The year-over-year increase was driven primarily by higher revenues in the Company’s Training and Simulation Division related to its vehicle simulation and use of force products, partially offset by a decline in the Power System Division revenue as a result of the decline in battery orders from the Israeli Ministry of Defense contract that was completed in 2017.

Gross profit for the first nine months of 2018 was $21.6 million, or 29.7% of revenues, compared to $19.7 million, or 28.3% of revenues, for the prior year period. The year-over-year increase in gross profit percentage was driven primarily by higher revenues in the Company’s Training and Simulation Division, partially offset by lower revenues in the Power Systems Division.

Operating expenses for the first nine months of 2018 were $18.9 million or 25.9% of revenues, compared to expenses of $18.8 million or 26.9% of revenues for the corresponding period in 2017.

Operating income for the first nine months of 2018 was $2.8 million, compared to operating income of $935,000 for the corresponding period in 2017.

The Company’s net income for the first nine months of 2018 was $1.4 million, or $0.05 per basic and diluted share, compared to a net loss of $(575,000), or $(0.02) per basic and diluted share, for the corresponding period in 2017.

Adjusted Earnings per Share (Adjusted EPS) for the first nine months of 2018 was $0.14, compared to $0.09 for the corresponding period in 2017.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for the first nine months of 2018 was $6.0 million, compared to $4.4 million for the corresponding period of 2017.

The Company believes that information concerning Adjusted EBITDA and Adjusted EPS enhances overall understanding of its current financial performance. Arotech computes Adjusted EBITDA and Adjusted EPS, which are non-GAAP financial measures, as reflected in the tables below.

Cash Flow Summary

The Company had net cash provided by operating activities of $3.3 million for the nine months of 2018, compared to cash provided by operating activities of $843,000 for the corresponding period in 2017.

Balance Sheet Metrics

U.S. $ in thousands	September 30, 2018	December 31, 2017
Balance Sheet Metrics

Cash and cash equivalents	$5,182	$5,489
Total debt	$13,903	$15,911
Line of credit availability	$7,781	$9,144

As of September 30, 2018, the Company had total debt of $13.9 million, consisting of $4.8 million in short-term bank debt under the Company’s credit facility and $9.1 million in long-term loans. This is in comparison to December 31, 2017, when the Company had total debt of $15.9 million, consisting of $5.1 million in short-term bank debt under its credit facility and $10.8 million in long-term loans.

The Company had a current ratio (current assets/current liabilities) of 2.1, compared with the December 31, 2017 current ratio of 2.0.

As of December 31, 2017, the Company had net operating loss carryforwards for U.S. federal income tax purposes of $40.7 million, which are available to offset future taxable income, if any, expiring in 2021 through 2032. Utilization of U.S. net operating losses is subject to annual limitations due to provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

The Company’s backlog increased by 1.7% over the same quarter last year and 15.7% over the prior year end.

	For the Period Ended
U.S. $ in millions	Q3 2018	Q3 2017	2017
Backlog
Total	$70.7	$69.5	$61.1

2018 Guidance

The Company is updating its 2018 guidance; increasing its adjusted EBITDA guidance to the range of $7.3 to $7.6 million and Adjusted EPS of $0.16 to $0.18, while decreasing revenue guidance to the range of $95 million to $100 million. The financial guidance provided is as of today and the Company undertakes no obligation to update its estimates in the future.

Conference Call

The Company will host a conference call tomorrow, Wednesday, November 7, 2018 at 9:00 a.m. Eastern time, to review its financial results and business outlook.

To participate, please call one of the following telephone numbers. Please dial in at least 10 minutes before the start of the call:

●	US: 1-877-407-9205
●	International: +1-201-689-8054

The online playback of the conference call will be archived on Arotech’s website for at least 90 days and a telephonic playback of the conference call will also be available by calling 1-877-481-4010 within the U.S. and +1-919-882-2331 internationally. The telephonic playback will be available beginning at 12:00 p.m. Eastern time on Wednesday, November 7, 2018, and continue through 9:00 a.m. Eastern time on Wednesday, November 14, 2018. The replay passcode is 38789.

About Arotech Corporation

Arotech Corporation is a defense and security company engaged in two business areas: interactive simulation and mobile power systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan, and research, development and production subsidiaries in Michigan, South Carolina, and Israel. For more information on Arotech, please visit Arotech’s website at www.arotech.com.

Investor Relations Contact:

Scott Schmidt

Arotech Corporation

1-800-281-0356

Scott.Schmidt@arotechusa.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders (including as a result of budgetary cuts resulting from automatic sequestration under the Budget Control Act of 2011); and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

CONDENSED CONSOLIDATED BALANCE SHEET SUMMARY (UNAUDITED)

(U.S. Dollars)

	September 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,182,188	$5,488,754
Trade receivables	14,189,909	19,258,960
Unbilled receivables	19,549,492	16,094,515
Other accounts receivable and prepaid	3,126,811	2,342,220
Inventories	9,749,759	8,654,878
Total current assets	51,798,159	51,839,327
LONG TERM ASSETS:
Property and equipment, net	9,150,586	9,276,088
Other long term assets	4,352,166	3,939,120
Intangible assets, net	4,313,179	5,205,605
Goodwill	46,138,036	46,138,036
Total long term assets	63,953,967	64,558,849
Total assets	$115,752,126	$116,398,176

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$5,889,008	$5,560,196
Other accounts payable and accrued expenses	5,591,956	6,640,154
Current portion of long term debt	2,220,500	2,248,043
Short term bank credit	4,774,358	5,092,088
Deferred revenues	6,514,101	6,778,313
Total current liabilities	24,989,923	26,318,794
LONG TERM LIABILITIES:
Accrued Israeli statutory/contractual severance pay	4,746,186	4,709,807
Long term portion of debt	6,908,172	8,570,524
Other long-term liabilities	6,223,663	5,705,833
Total long-term liabilities	17,878,021	18,986,164
Total liabilities	42,867,944	45,304,958
STOCKHOLDERS’ EQUITY:
Total stockholders’ equity (net)	72,884,182	71,093,218
Total liabilities and stockholders’ equity	$115,752,126	$116,398,176

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
(U.S. Dollars, except share data)

	Nine months ended September 30,		Three months ended September 30,
	2018	2017	2018	2017
Revenues	$72,967,596	$69,726,579	$23,844,477	$25,930,441

Cost of revenues	51,328,827	50,007,949	16,516,663	18,673,955
Research and development expenses	2,518,787	2,791,519	753,792	1,031,669
Selling and marketing expenses	5,647,284	5,674,653	1,837,823	1,707,209
General and administrative expenses	9,413,379	8,588,759	3,201,566	2,732,171
Amortization of intangible assets	1,298,573	1,728,956	391,831	509,303
Total operating costs and expenses	70,206,850	68,791,836	22,701,675	24,654,307

Operating income	2,760,746	934,743	1,142,802	1,276,134

Other income (loss)	5,878	(13,498)	(1,521)	(23,758)
Financial expenses, net	(696,232)	(749,967)	(173,345)	(200,923)
Total other expense	(690,354)	(763,465)	(174,866)	(224,681)
Income before income tax expense	2,070,392	171,278	967,936	1,051,453

Income tax expense	650,765	745,995	227,380	263,235
Net income (loss)	1,419,627	(574,717)	740,556	788,218

Other comprehensive income (loss), net of income tax:
Foreign currency translation adjustment	(66,162)	1,420,099	13,100	(166,075)
Comprehensive income	$1,353,465	$845,382	$753,656	$622,143

Basic net income (loss) per share	$0.05	$(0.02)	$0.03	$0.03

Diluted net income (loss) per share	$0.05	$(0.02)	$0.03	$0.03
Weighted average number of shares used in computing basic net income/loss per share	26,466,948	26,202,386	26,486,152	26,394,613
Weighted average number of shares used in computing diluted net income/loss per share	26,466,948	26,202,386	26,486,152	26,394,613

Reconciliation of Non-GAAP Financial Measure – Continuing Operations

To supplement Arotech’s consolidated financial statements presented in accordance with U.S. GAAP, Arotech uses a non-GAAP measure, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech’s current financial performance. Reconciliation of the nearest GAAP measure to adjusted EBITDA follows:

	Nine months ended September 30,		Three months ended September 30,
	2018	2017	2018	2017
Net income (loss) (GAAP measure)	$1,419,627	$(574,717)	$740,556	$788,218
Add back:
Financial expense – including interest	690,354	763,465	174,866	224,681
Income tax expenses	650,765	745,995	227,380	263,235
Depreciation and amortization expense	2,764,289	3,006,941	896,989	924,733
Other adjustments*	516,654	423,435	326,385	130,509
Total adjusted EBITDA	$6,041,689	$4,365,119	$2,366,176	$2,331,376

*     Includes stock compensation expense, one-time transaction expenses and other non-cash expenses.

Calculation of Adjusted Earnings Per Share

(U.S. $ in thousands, except per share data)

	Nine months ended September 30,		Three months ended September 30,
	2018	2017	2018	2017

Revenue (GAAP measure)	$72,968	$69,727	$23,844	$25,930
Net income (loss) (GAAP measure)	$1,420	$(575)	$741	$788
Adjustments:
Amortization	1,299	1,729	392	509
Stock compensation	492	309	301	116
Non-cash taxes	507	686	145	229
Other non-recurring expenses	25	114	25	14
Net adjustments	$2,323	$2,838	$863	$868
Adjusted net income	$3,743	$2,263	$1,604	$1,656
Number of diluted shares	26,467	26,375	26,486	26,395
Adjusted EPS	$0.14	$0.09	$0.06	$0.06